Exhibit 99.1

RumbleOn Appoints Senior Finance Executive, Narinder Sahai, as Chief Financial Officer

Mr. Sahai brings more than 18 years of Finance Leadership Experience from Bellwether Companies in Technology, Energy, and Automotive Sectors.

DALLAS - RumbleOn, Inc. (NASDAQ: RMBL), the nation’s largest retailer of powersports vehicles and first omnichannel customer experience in powersports, today announced that Narinder Sahai has been appointed as the company’s Chief Financial Officer. Mr. Sahai will serve as a member of the executive leadership team and report directly to RumbleOn’s Chief Executive Officer, Marshall Chesrown, beginning February 1, 2022.

Mr. Sahai is an accomplished finance and strategy executive bringing leadership experience from innovative hyper-growth and multi-billion-dollar companies. He has an impressive track record of success building and leading the finance teams at some of the largest organizations in the US. In his role as CFO at RumbleOn, Mr. Sahai will be responsible for leading RumbleOn’s financial strategy, accounting, tax, treasury, planning & analysis, investor relations, and finance operations.

“We are excited to welcome Narinder to RumbleOn. His background leading strong finance functions for some of the country’s most prominent, disruptive and industry leading companies makes him the right choice to lead our finance operations. Narinder has a track record of operational rigor and we believe he will add tremendous value as we continue to execute on our ambitious growth strategy. I further want to thank Beverley Rath for stepping up in a time of need after the unfortunate loss of Steve Berrard,” commented Mr. Chesrown.

Mr. Sahai comes to RumbleOn with more than 18 years of financial leadership experience at companies such as Amazon Web Services (AWS), Target Hospitality, and TechnipFMC. Most recently, Mr. Sahai headed Worldwide Go-To-Market Finance for Compute and AI/ML at AWS. Previously, Mr. Sahai was Senior Vice President, Treasurer and Investor Relations at Target Hospitality Corporation. Before joining Target Hospitality, Mr. Sahai held key global and regional financial leadership positions based in the Americas and Asia Pacific at TechnipFMC plc, FMC Technologies, Inc., and Delphi Corporation. Mr. Sahai holds an MBA from the Ross School of Business at the University of Michigan in Ann Arbor, Michigan, and a Bachelor’s degree in Engineering from Thapar University in Patiala, India. Mr. Sahai is also a CFA charterholder.

Mr. Sahai commented, “Through its technology-led omnichannel strategy, RumbleOn continues to build an exceptional powersports experience on behalf of our customers. The opportunity to work alongside Marshall and the team, employing their unparalleled experience and history of excellence, is incredibly exciting. I look forward to contributing towards RumbleOn’s future growth and delivering long-term value for all of our stakeholders.”

RumbleOn’s Interim CFO, Beverley Rath, will continue serving as Corporate Controller and will continue in her role as certifying officer through the filing of RumbleOn’s Form 10-K for the year ended Dec. 31, 2021.

About RumbleOn

RumbleOn (NASDAQ: RMBL) is the nation’s largest retailer of powersports vehicles and first omnichannel customer experience in powersports. Whether buying, selling, trading or financing a new or used vehicle, RumbleOn enables dealers and consumers to transact without geographic boundaries in a transparent, fast and friction free experience. The Company uses innovative technology to aggregate and distribute pre-owned vehicles and is disrupting the pre-owned vehicle supply chain by providing dealers with technology solutions such as virtual inventory, and a 24/7 distribution platform. RumbleOn offers customers a truly unique experience, wherever they want to shop, online or in-store. For more information, please visit http://www.rumbleon.com.

Cautionary Note on Forward-Looking Statements

This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Will Newell

investors@rumbleon.com

Source: RumbleOn, Inc